Pricing Supplement dated March 31, 1999                          Rule 424(b)(2)
(To Prospectus dated October 21, 1998,                       File No. 333-64665
Prospectus Supplement dated November 13, 1998 and
Prospectus Supplement dated March 3, 1999)


                          PENTEGRA DENTAL GROUP, INC.

                    Convertible Subordinated Notes, Series B
                    ----------------------------------------

                         LENEXA DENTAL GROUP CHARTERED

Principal Amount: $195,000.00              Interest Rate: 6% per annum
Issue Price:                               Maturity Date: April 1, 2004
   [X] 100% of Principal Amount            Original Issue Date: March 31, 1999
   [ ]    % of Principal Amount            Principal Payment Date(s): one-half
                                           on April 1, 2003 and one-half on
Convertibility Commencement Date:          April 1, 2004
   April 1, 2000                           Initial Conversion Price: $6.75
Convertibility Termination Date:
   April 1, 2004


Optional Redemption Prices if redeemed during the 12-month period beginning April 1 in the years indicated, expressed as a percentage of the principal amount:

                     Year             Redemption Price
                     ----             ----------------
                 2000 ..............        100%
                 2001 ..............        100%
                 2002 ..............        100%
                 2003 ..............        100%

                        End of Supplement